SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
_________________ FORM 8-A _________________
For Registration of Certain Classes of Securities Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act

QPC Lasers, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	20-1568015
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

15632 Roxford Street, Sylmar, California	37067
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to:
General Instruction A.(c), please check the following box.       ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to:
General Instruction A.(d), please check the following box     ☒

Securities Act registration statement file number to which this form relates:	333-121598

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

General

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Securities” on page 31 of the Registrants’ Current Report on Form 8-K filed May 12, 2006.

Item 2. Exhibits.

Number	Description
3.1	Articles of Incorporation of QPC Lasers, Inc. as filed with the State of Nevada, as amended. (1)

3.2	Bylaws of QPC Lasers, Inc. (1)

(1)	Filed with the Registrant’s Current Report on Form 8-K filed on May 12, 2006

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 29, 2007	QPC Lasers, Inc.
(Registrant)

By: /s/ George Lintz
Name: George Lintz
Title: Chief Financial Officer